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                                                                   EXHIBIT 23.1



INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-3226 of CITGO Petroleum Corporation on Form S-3 of our report dated February 14, 1997, appearing in this Annual Report on Form 10-K of CITGO Petroleum Corporation for the year ended December 31, 1996.



Deloitte & Touche LLP
Tulsa, Oklahoma
March 27, 1997